As filed with the Securities and Exchange Commission on October 31, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

AMENDMENT TO FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURTIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Victory Portfolios II

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

4900 Tiedeman Road, 4th Floor, Brooklyn, OH 44144 (Address of registrant's principal executive offices)

Title of each class of securities	Name of each exchange on which each class
to be registered	is to be registered
VictoryShares US Value Momentum ETF (formerly VictoryShares	The NASDAQ Stock Market LLC
USAA MSCI USA Value Momentum ETF)
VictoryShares US Small Mid Cap Value Momentum ETF (formerly	The NASDAQ Stock Market LLC
VictoryShares USAA MSCI USA Small Cap Value Momentum ETF)
VictoryShares International Value Momentum ETF (formerly	The NASDAQ Stock Market LLC
VictoryShares USAA MSCI International Value Momentum ETF)
VictoryShares Emerging Markets Value Momentum ETF (formerly	The NASDAQ Stock Market LLC
VictoryShares USAA MSCI Emerging Markets Value Momentum ETF)
VictoryShares USAA Core Intermediate-Term Bond ETF	The NASDAQ Stock Market LLC
VictoryShares USAA Core Short-Term Bond ETF	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and	[x]
is effective pursuant to General Instruction A.(c) or (e), check the following box.
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and	☐
is effective pursuant to General Instruction A.(d) or (e), check the following box.
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check	☐
the following box

Securities Act Registration file number to which this form relates: 333-181176

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant's Securities to be Registered.

This form is being filed for the purpose of amending the names of each exchange on which each class of securities of the exchange-traded fund series portfolios of Victory Portfolios II (the "Trust") indicated below is to be registered.

A description of the shares of beneficial interest, no par value per share, of the VictoryShares US Value Momentum ETF (formerly VictoryShares USAA MSCI USA Value Momentum ETF), VictoryShares US Small Mid Cap Value Momentum ETF (formerly VictoryShares USAA MSCI USA Small Cap Value Momentum ETF), VictoryShares International Value Momentum ETF (formerly VictoryShares USAA MSCI International Value Momentum ETF), VictoryShares Emerging Markets Value Momentum ETF (formerly VictoryShares USAA MSCI Emerging Markets Value Momentum ETF, VictoryShares USAA Core Intermediate-Term Bond ETF and VictoryShares USAA Core Short-Term Bond ETF, each a series of the Trust to be registered hereunder, is set forth in Post-Effective Amendment No. 98 to the Trust's Registration Statement on Form N-1A (File Nos. 333-181176; 811-22696), as filed with the U.S. Securities and Exchange Commission ("SEC") via EDGAR (Accession No. 0001683863-22- 006927) on October 28, 2022, which description is incorporated herein by reference. Any form of amendment or supplement to the registration statement that is subsequently filed also is hereby incorporated by reference herein.

The series to which this filing relates and its respective I.R.S. Employer Identification Number are as follows:

Title of Each Class of Securities to be Registered	I.R.S. Employer ID Number

VictoryShares US Value Momentum ETF (formerly VictoryShares	82-1829544
USAA MSCI USA Value Momentum ETF)
VictoryShares US Small Mid Cap Value Momentum ETF (formerly	82-1840294
VictoryShares USAA MSCI USA Small Cap Value Momentum ETF)
VictoryShares International Value Momentum ETF (formerly	82-1864993
VictoryShares USAA MSCI International Value Momentum ETF)
VictoryShares Emerging Markets Value Momentum ETF (formerly	82-1870398
VictoryShares USAA MSCI Emerging Markets Value Momentum ETF)
VictoryShares USAA Core Intermediate-Term Bond ETF	82-1887709
VictoryShares USAA Core Short-Term Bond ETF	82-6330346

Item 2. Exhibits

A.Registrant's Certificate of Trust dated April 12, 2012.

B.Registrant's Certificate of Amendment to Certificate of Trust dated October 21, 2015.

C.Registrant's Certificate of Amendment to Certificate of Trust filed on February 19, 2016.

D.Registrant's Second Amended and Restated Agreement and Declaration of Trust dated February 26, 2019.

E.Registrant's Amended and Restated By-Laws dated May 1, 2015.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Victory Portfolios II

October 31, 2022

/s/ Christopher K. Dyer

Christopher K. Dyer

President

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